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                  CERTIFICATE OF INCORPORATION 1

                               OF

                           UNI-MARTS INC.

          FIRST:  The name of the Corporation is Uni-Marts Inc.

          SECOND: Its registered office in the State of Delaware is Located at 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such aggress is Corporation Service Company.

          THIRD: The general nature of the business or businesses to be transacted by the Corporation, together with and in addition to those powers conferred by the laws of the State of Delaware and the principles of common law upon corporations organized and existing under and by virtue of the laws of Delaware shall be as follows, to-wit:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: (a) Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 16,100,000 shares, consisting of 16,000,000 shares of Common Stock, having a par value of $0.10, and 100,000 shares of Preferred Stock, having a par value of $1.00.*

     (b) Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this
Article IV, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other special and relative rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

____________________

  1 Restated to reflect amendments approved by stockholders on February 21 2002.

* This subsection amended pursuant to action of the stockholders on February 21, 2002.

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     (i) the number of shares constituting that series and the
distinctive designation of that series, which number may be increased and decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

     (ii) the dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (iii) whether that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

     (iv) whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the Board of Directors shall determine;

     (v) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

     (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and any other relative rights, preferences and limitations of that series.**

                            PART I

          (A) The authority of the Board of Directors to provide for the issuance of any shares of the Corporation's capital stock shall include, but shall not be limited to, authority to issue shares of capital stock of the Corporation for any purpose and in any manner (including issuance pursuant to rights, warrants, or other options) permitted by law, for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the outstanding securities of another corporation or enterprise, irrespective of the amount by which the issuance of such capital stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

          (B) No holder of any share or shares of any class of capital stock of the corporation shall have any preemptive right to subscribe for any shares of capital stock of any

____________________

** This subsection added pursuant to action of the stockholders on February 21, 2002.


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class of the Corporation now or hereafter authorized or for any securities convertible into or carrying any optional rights to purchase or subscribe for any shares of capital stock of any class of the Corporation now or hereafter authorized, but any such shares of capital stock of any class, or securities convertible into or carrying any optional rights to purchase or subscribe for any shares of capital stock of any class of the Corporation, may be issued and disposed of pursuant to resolution or resolutions of the Board of Directors of the Corporation to such person, firms, corporations or associations upon such terms as may be deemed advisable by the Board of Directors of the Corporation in the exercise of its discretion. The Corporation may from time to time issue its shares of capital stock of any class for such consideration as may be fixed by the Board of Directors, and may receive in payment thereof, in whole or in part, cash, labor done, services rendered, personal property or real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the Board of
 Directors as to the value of such labor, services, personal property, real property or leases thereof shall be conclusive. Any and all shares of capital stock so issued for which the consideration so fixed shall have been paid or delivered shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders thereof shall not be liable for any further payment in respect thereof.

          (C) Dividends respecting any shares of capital stock of the Corporation shall be payable only out of earnings or assets of the Corporation legally available for the payment of such dividends and only as and When declared by the Board of Directors of the Corporation.

                           PART II

          (A) Any provision in the Certificate of Incorporation of the Corporation (or any restatement thereof) or in the by-laws of the Corporation to the contrary notwithstanding, no director shall be removed from office by stockholders before the end of his term except for cause and upon either (i) the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation's voting stock or (ii) the vote of a majority of the entire Board of Directors then in office.
This Article Fourth, Part II(A) shall not be altered, amended, supplemented or repealed, and no provision of this Certificate of Incorporation (or any restatement thereof) or the by-laws of the Corporation inconsistent herewith shall be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.*

          (B)  [RESERVED]***

____________________

* This subsection amended pursuant to action of the stockholders on February 21, 2002.

*** This subsection deleted pursuant to action of the stockholders on February 21, 2002.



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          (C)  Advance notice of nominations for the election of
directors other than nominations by the Board of Directors or a Committee thereof, shall be given in the manner provided in the by-laws.

          (D) The Board of Directors of the Corporation may declare and pay dividends of the Common Stock out of earnings or assets of the corporation legally available for the payment thereof.

          FIFTH:  The Corporation is to have perpetual existence.

          SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

          SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

               (a) By vote of a majority of all such directors, to amend from time to time as the said Board deems necessary or convenient, the by-laws of this Corporation.

               (b) To fix and determine whether any, and if any what part, of the net profits of this Corporation in excess of its capital shall be declared in dividends and paid to the stockholders and to determine whether any, and if any what part, of the net profits of this Corporation shall be held and retained by this Corporation, and to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

               (c) To authorize and cause to be executed mortgages and other instruments upon encumbering the real and personal property of the Corporation.

               (d) When and as authorized by affirmative vote given at a meeting of stockholders of record holding at least a majority of, the stock entitled to vote on such proposal, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises or any property or assets essential to its corporate business, upon such terms and conditions as the Board of Directors deems expedient.*

               (e) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, which committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time-to-time by resolution adopted by the Board of Directors; provided, however, that all functions of the Board of Directors of the Corporation with respect to the

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executive officers of the Corporation, including, without limitation, the authority to engage and discharge such executive officers and the responsibility of supervising such executives in the discharge of their duties are hereby delegated to Henry D. Sahakian or the then current Chairman of the Board or such committee or committees as shall be designated by him.

               (f) To oppose a tender offer, or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issue. By way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

               (1) whether the offer is acceptable based on historical and present operating results or the financial condition of the Corporation and its subsidiaries, and their future prospects;

               (2)  whether a more favorable offer could be
                    obtained for the Corporation, or its
                    Subsidiaries, securities or assets in the future;

               (3) the social, economic or any other material impact which an acquisition of the Corporation, or substantially all of its assets, would have upon the employees and customers of the Corporation and its subsidiaries and the communities which they serve:

               (4) the reputation and business practice of the offeror and its management and affiliates as they would affect the employees and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

               (5) the value of securities (if any) when the offeror is offering in exchange for the Corporation's, or its subsidiaries, securities or assets based on an analysis of the worth of the Corporation, or of its subsidiaries, as compared to the offeror corporation or other entity whose securities are being offered; and

               (6) any antitrust or other legal or regulatory issues that are raised by the offer.

               (g) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purposes including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all government and regulatory authorities; acquiring the Corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an

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antitrust or other regulatory problem for the offeror; and/or obtaining a more favorable offer from another individual or entity.

          EIGHTH: Meetings of holders of capital stock of the Corporation and of the Board of Directors and of any committee thereof may be held outside the State of Delaware if the by-laws so provide. Except as otherwise provided by law or by this Certificate of Incorporation, all actions of stockholders shall be taken at an annual or special meeting of stockholders of the Corporation. No stockholder action may be taken without a meeting, without prior notice and without a vote. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting as provided by statute if the by-laws of the Corporation so provide. Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors and officers need not be by ballot unless the by-laws of the Corporation so provide.*

          NINTH: The Corporation reserves the right to amend, alter, Change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          TENTH: No contract or other transaction between this Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise Interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director of officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the Corporation and any subsidiary of affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

          Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual

____________________

* This subsection amended pursuant to action of the stockholders on February 21, 2002.

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meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their rights to proceed with such contract, transaction or act.

          ELEVENTH: The Corporation shall have the power to enter into agreement with its stockholders providing generally for restrictions on the right of stockholders to sell or otherwise dispose of any of the stock of this Corporation, and/or providing for obligations upon the Corporation and/or the stockholders to purchase the stock of this Corporation under certain conditions, all such agreements to contain such terms and conditions as may be agreed upon by the Board of Directors of the Corporation and the other parties to said agreements, provided that notice of any such agreement restricting a stockholder's right to dispose of such stock is set forth upon each certificate representing the shares of stock subject to such agreement.

          TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholders thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          THIRTEENTH: (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit

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or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

               (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
(a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (3) by the stockholders.

               (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not


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entitled to be indemnified by the Corporation as authorized in  this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of Directors deems appropriate.

               (f) The indemnification and advance of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holder such office.

               (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

               (h) The invalidity or unenforceability of any provision hereof shall not in any way affect the remaining portions hereof, which shall continue in full force and effect.

          FOURTEENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a known violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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